Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 18, 2013, in this Registration Statement on Form F-1 and related Prospectus of QIWI plc for the registration of Class B shares of its common stock.

/s/ Ernst & Young LLC

Moscow, Russia

March 27, 2013